Exhibit 99.1

Explanation of Responses:

(1) Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“BRH”).

(2) Common Stock held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”).

(3) Common Stock held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”).

(4) Common Stock held directly by Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”).

(5) Common Stock beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by Brookfield US Retail Holdings LLC.

(6) Common Stock held directly by Brookfield Retail Holdings IV-C Sub LLC, a Delaware limited liability company (“BRH IV-C”).

(7) Common Stock held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D” and, together with BRH, BRH II, BRH III, BRH IV-A, BRH IV-B and BRH IV-C, the “Investment Vehicles”).

(8) The Reporting Person, as the parent of BPY Retail III LLC and BPY Retail I LLC, each of which holds Class A interests in each Investment Vehicle, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock and Warrants that are directly beneficially owned by each Investment Vehicle. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock and Warrants held by the Investment Vehicles is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock and Warrants that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(9) The Reporting Person is the sole member of New Brookfield Retail Holdings R 2 LLC, which directly holds Common Stock. The Reporting Person may be deemed to have an indirect pecuniary interest in the shares of Common Stock held by such person. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by such person, except to the extent of any indirect pecuniary interest therein.

(10) The Reporting Person directly holds Class A interests in BRH IV-A, BRH IV-C and BRH IV-D, each of which directly holds Common Stock. The Reporting Person may be deemed to have an indirect pecuniary interest in the shares of Common Stock held by such person. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by such person, except to the extent of any indirect pecuniary interest therein.